Exhibit 5.1

[Letterhead of Alston & Bird LLP]

August 17, 2016

Autoliv, Inc.

Vasagatan 11

7th Floor, SE-111 20, Box 70381

SE-107 24 Stockholm, Sweden

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Autoliv, Inc., a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-3 (the “Registration Statement”) on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

This opinion is being furnished pursuant to Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K under the Securities Act.

The Registration Statement relates to the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of the following securities (the “Registered Securities”): (i) shares of common stock, par value $1.00 per share (the “Common Stock”), of the Company; (ii) shares of preferred stock, par value $1.00 per share (the “Preferred Stock”), of the Company; (iii) depositary shares (the “Depositary Shares”) pursuant to a deposit agreement between the Company and a depositary to be appointed by the Company (the “Depositary”) (the “Deposit Agreement”), which may include fractional interests in Preferred Stock or, separately, Swedish depository receipts representing shares of Common Stock (the “Swedish Depository Receipts”); (iv) the Company’s senior debt securities (the “Senior Debt Securities”); (v) the Company’s subordinated debt securities (the “Subordinated Debt Securities” and together with the Senior Debt Securities, the “Debt Securities”); (vi) warrants to purchase any of the securities described in clauses (i) to (v) (collectively, the “Warrants”); (vii) the Company’s stock purchase contracts obligating holders to purchase a specified or varying number of shares of Common Stock, shares of Preferred Stock and/or Depositary Shares at a future date or dates (the “Stock Purchase Contracts”); and (viii) units, consisting of any of the securities described above or obligations of third parties, including U.S. Treasury securities (the “Units”).

Each series of the Senior Debt Securities will be issued pursuant to a note in the form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated into the Registration Statement by reference and pursuant to the Indenture dated as of March 30, 2009 between the Company and U.S. Bank National Association, as trustee (as amended or supplemented from time to time, the “Senior Indenture”) relating to the Senior Debt Securities that has been entered into or will be entered into at or before the time of such offering and that has been filed as an exhibit to the Registration Statement or that will be filed as a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference. Each series of the Subordinated

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August 17, 2016

Debt Securities will be issued pursuant to a note in the form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference and pursuant to an indenture substantially in the form filed as an exhibit to the Registration Statement (as amended or supplemented from time to time, the “Subordinated Indenture” and together with the Senior Indenture, the “Indentures”) relating to the Subordinated Debt Securities that will be entered into at or before the time of such offering and that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference. Each of the Indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended.

Each Warrant will be issued pursuant to a warrant agreement between the Company and a warrant agent to be appointed by the Company substantially in the form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference (the “Warrant Agreement”).

Each Stock Purchase Contract will be issued pursuant to a stock purchase contract agreement between the Company and a purchase contract agent substantially in the form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference (the “Stock Purchase Contract Agreement”).

Each Unit will be issued pursuant to a unit agreement substantially in the form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference (the “Unit Agreement”).

We have examined the Restated Certificate of Incorporation of the Company, as amended, the Third Restated By-Laws of the Company, records of proceedings of the Board of Directors of the Company, or duly authorized committees thereof (together, the “Board of Directors”), the Senior Indenture, the proposed form of the Subordinated Indenture and the Registration Statement. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinions set forth herein. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as original documents and the conformity to original documents of those documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies. In addition, we have assumed that any samples of documents submitted to us will be executed without any alterations made thereto.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and instruments, including certificates or comparable documents of officers of the Company and of public officials, as we have deemed appropriate as a basis for the opinions hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

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August 17, 2016

We have assumed with your permission that (i) the Registered Securities will be issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement; (ii) at the time of any offering or sale of any Common Stock or Preferred Stock, the Company will have such number of shares of Common Stock or Preferred Stock authorized and available for issuance; and (iii) all Registered Securities issuable upon conversion, exchange or exercise of any Registered Securities being offered will have been duly authorized, established (if appropriate) and reserved for issuance upon such conversion, exchange or exercise (if appropriate). Further, to the extent that the obligations of the Company under any Indenture, Warrant Agreement, Stock Purchase Contract Agreement or Unit Agreement may depend upon such matters, we have assumed with your permission that at the time of execution thereof: (vi) the trustee, warrant agent or other counterparty will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (vii) the trustee, warrant agent or other counterparty will have the requisite organizational and legal power and authority to perform its obligations under the Indenture, Warrant Agreement, Stock Purchase Contract Agreement or Unit Agreement, as applicable; (viii) the Indenture, Warrant Agreement, Stock Purchase Contract Agreement or Unit Agreement will have been duly authorized, executed and delivered by the Company and by the trustee, warrant agent or other counterparty, as applicable, and will constitute the valid and binding obligation of the trustee, warrant agent or other counterparty, as applicable, enforceable against the trustee, warrant agent or other counterparty, as applicable, in accordance with its terms; and (ix) the trustee, warrant agent or other counterparty will be in compliance, with respect to acting as a trustee, warrant agent or other counterparty under the applicable agreement, with all applicable laws and regulations.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that:

1.	When, as and if (a) the terms of the issuance and sale of the Common Stock and related matters have been duly authorized and approved by all necessary action of the Board of Directors so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (b) certificates for the shares of Common Stock have been duly executed, issued and delivered or, if uncertificated, valid book-entry notations have been made in the share register of the Company, as the case may be, as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement, Debt Securities or Indenture, Warrant or Warrant Agreement, Stock Purchase Contract or Stock Purchase Contract Agreement, or Unit or Unit Agreement relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors (provided that the consideration paid therefor is not less than the par value thereof), such Common Stock will be validly issued, fully paid and non-assessable.

2.

When, as and if (a) the terms of the Preferred Stock have been duly established in conformity with the Company’s Restated Certificate of Incorporation, as amended, and the terms of the Preferred Stock and of its issuance and sale and related matters have been duly authorized and approved by all necessary action of the Board of Directors so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (b) a certificate of designations fixing and determining the terms of the Preferred Stock has been duly filed with the Secretary of State of the State of Delaware and (c) certificates for the shares of the Preferred Stock have been duly executed, issued and

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August 17, 2016

delivered or, if uncertificated, valid book-entry notations have been made in the share register of the Company, as the case may be, as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement, Debt Securities or Indenture, Warrant or Warrant Agreement, Stock Purchase Contract or Stock Purchase Contract Agreement, or Unit or Unit Agreement relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors (provided that the consideration paid therefor is not less than the par value thereof), such Preferred Stock will be validly issued, fully paid and non-assessable.

3.	When, as and if (a) the terms, and the execution and delivery, of the Deposit Agreement relating to the Depositary Shares have been duly authorized and approved by all necessary action of the Board of Directors and the Deposit Agreement has been duly executed and delivered by all parties thereto, (b) the terms of the Depositary Shares and the depositary receipts evidencing the Depositary Shares (the “Depositary Receipts”) have been duly established in accordance with the applicable Deposit Agreement and the terms of the Depositary Shares and the Depositary Receipts and of their issuance and sale and related matters have been duly authorized and approved by all necessary action of the Board of Directors so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental authority having jurisdiction over the Company, (c) the shares of Preferred Stock relating to the Depositary Shares have been duly authorized and validly issued and are fully paid and non-assessable as contemplated in paragraph 2 above and have been deposited with the Depositary under the applicable Deposit Agreement and (d) the Depositary Receipts have been duly executed, countersigned, registered and delivered, as contemplated by the Registration Statement and any prospectus supplement related thereto, and in accordance with the Deposit Agreement and any underwriting agreement, Warrant or Warrant Agreement, Stock Purchase Contract or Stock Purchase Contract Agreement, or Unit or Unit Agreement relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Depositary Receipts will be validly issued and will entitle their holders to the rights specified in the Deposit Agreement and the Depositary Receipts.

4.	When, as and if (a) the terms of the Senior Debt Securities have been duly established in accordance with the Senior Indenture and the terms of the Senior Debt Securities and of their issuance and sale and related matters have been duly authorized and approved by all necessary action of the Board of Directors so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (b) the Senior Debt Securities have been duly executed, authenticated, issued and delivered, as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the Senior Indenture and any underwriting agreement, Warrant or Warrant Agreement or Unit or Unit Agreement relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Senior Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.	When, as and if (a) the terms, and the execution and delivery, of the Subordinated Indenture related to Subordinated Debt Securities have been duly authorized and approved by all

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necessary action of the Board of Directors and the Subordinated Indenture has been duly executed and delivered by all parties thereto, (b) the terms of the Subordinated Debt Securities have been duly established in accordance with the Subordinated Indenture and the terms of the Subordinated Debt Securities and of their issuance and sale and related matters have been duly authorized and approved by all necessary action of the Board of Directors so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (c) the Subordinated Debt Securities have been duly executed, authenticated, issued and delivered, as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the Subordinated Indenture and any underwriting agreement, Warrant or Warrant Agreement or Unit or Unit Agreement relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Subordinated Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.	When, as and if (a) the terms, and the execution and delivery, of the Warrant Agreement related to Warrants have been duly authorized and approved by all necessary action of the Board of Directors and the Warrant Agreement has been duly executed and delivered by all parties thereto, (b) the terms of the Warrants have been duly established in accordance with the applicable Warrant Agreement and the terms of the Warrants and of their issuance and sale and related matters have been duly authorized and approved by all necessary action of the Board of Directors so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (c) the Warrants and any certificates representing the Warrants have been duly executed, authenticated, if required, issued and delivered, as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the terms of the Warrant Agreement and any underwriting agreement or Unit or Unit Agreement relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7.

When, as and if (a) the terms, and the execution and delivery, of the Stock Purchase Contract Agreement related to Stock Purchase Contracts have been duly authorized and approved by all necessary action of the Board of Directors and the Stock Purchase Contract Agreement has been duly executed and delivered by all parties thereto, (b) the terms of the Stock Purchase Contracts have been duly established in accordance with the Stock Purchase Contract Agreement and the terms of the Stock Purchase Contracts and of their issuance and sale and related matters have been duly authorized and approved by all necessary action of the Board of Directors so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (c) the Stock Purchase Contracts have been duly executed and delivered and any certificates representing Stock Purchase Contracts have been duly executed, authenticated, if required, issued and delivered, in each case as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the Stock Purchase Contract Agreement and any underwriting agreement or

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August 17, 2016

Unit or Unit Agreement related to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Stock Purchase Contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

8.	When, as and if (a) the terms, and the execution and delivery, of the Unit Agreement related to Units have been duly authorized and approved by all necessary action of the Board of Directors and the Unit Agreement has been duly executed and delivered by all parties thereto, (b) the terms of the Units have been duly established in accordance with the Unit Agreement and the terms of the Units and of their issuance and sale and related matters have been duly authorized and approved by all necessary action of the Board of Directors so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (c) as applicable, (i) the Common Stock that forms a part of the Units has been duly authorized, executed, issued and delivered as contemplated in paragraph 1 above, (ii) the Preferred Stock that forms a part of the Units has been duly authorized, executed, issued and delivered as contemplated in paragraph 2 above, (iii) the Deposit Agreement relating to the Depositary Shares that form a part of the Units, the related Depositary Shares and the Depositary Receipts evidencing such Depositary Shares have been duly authorized, executed, authenticated, if required, and delivered as contemplated in paragraph 3 above, (iv) the Indenture relating to the Debt Securities (or undivided beneficial interests therein) that form a part of the Units and such Debt Securities have been duly authorized, executed, authenticated, if required, and delivered as contemplated in paragraph 4 or 5 above, as the case may be, (v) the Warrant Agreement related to the Warrants that form a part of the Units and such Warrants have been duly authorized, executed, authenticated, if required, and delivered as contemplated in paragraph 6 above, (vi) the Stock Purchase Contract Agreement related to the Stock Purchase Contracts that form a part of the Units and such Stock Purchase Contracts have been duly authorized, executed, authenticated, if required, and delivered as contemplated in paragraph 7 above, or (vii) the obligations of third parties, including U.S. Treasury securities, that form a part of the Units have been duly authorized, executed, authenticated, if required, and delivered in accordance with their terms, and (d) the certificates representing the Units have been duly executed, authenticated, if required, issued and delivered, as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the Unit Agreement and any underwriting agreement relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions set forth above are limited to (i) the General Corporation Law of the State of Delaware, applicable provisions of the Constitution of the State of Delaware and reported judicial decisions interpreting such General Corporation Law and Constitution, (ii) the federal laws of the United States of America to the extent referred to specifically herein and (iii) solely with respect to the enforceability of documents referred to herein, the laws of the State of New York, which in all cases are normally applicable in our experience to transactions of the type contemplated by the Registration Statement. We express no opinion herein regarding the Securities Act or any other federal or state laws or regulations, and we express no opinion herein regarding the Swedish Depository Receipts representing shares of Common Stock.

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August 17, 2016

The opinions set forth in paragraphs 3, 4, 5, 6, 7 and 8 above are each subject to the effects of (i) bankruptcy, insolvency, reorganization, moratorium, arrangement or other similar laws relating to or affecting the rights and remedies of creditors generally, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, (ii) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law and (iii) an implied covenant of good faith and fair dealing. We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights or (ii) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to federal or state securities laws.

This opinion letter is provided for your use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent. No opinion may be implied or inferred beyond the opinions expressly stated in the numbered paragraphs above. Our opinions expressed herein are as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

ALSTON & BIRD LLP

/s/ Alston & Bird LLP